SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section(a) of the Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only(as permitted by Rule
      14a-6(3)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c ) or Section
      240.14a-12

Edison Control Corporation
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)  Title of each class of securities to which transaction applies:

	2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)  Amount Previously Paid:

	2)  Form Schedule or  Registration Statement No.:

	3)  Filing Party:

	4)  Date Filed:

EDISON CONTROL CORPORATION
W60 N151 CARDINAL AVENUE
P.O. BOX 326
CEDARBURG, WI 53012

NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
June 10, 1997

TO THE SHAREHOLDERS OF EDISON CONTROL CORPORATION

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Edison Control Corporation (the "Company") which will be held on Tuesday, June 10, 1997 at 10:00 A.M. Central Time, at W60 N151 Cardinal Avenue, Cedarburg, WI 53012.

The meeting and any adjournment thereof will consider and take action upon the following matters:

(1) To elect six directors to serve until the next annual meeting of shareholders;
(2) To ratify the issuance to William Finneran of a ten-year warrant to purchase 500,000 shares of the Company's Common Stock; and
(3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE YOUR OWN SHARES.

By order of the Board of Directors.



Jay R. Hanamann
Secretary


Cedarburg, WI
May 1, 1997


EDISON CONTROL CORPORATION

PROXY STATEMENT

1997 ANNUAL MEETING OF SHAREHOLDERS
June 10, 1997


This Proxy Statement is first being mailed to shareholders on or about May 1, 1997 in connection with the solicitation of proxies for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Edison Control Corporation (the "Company"), to be held on June 10, 1997 at 10:00 A. M., Central Time, at W60 N151 Cardinal Avenue, Cedarburg, WI 53012 or at any adjournments or postponements thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Each proxy properly executed and returned by a shareholder and not revoked will be voted in accordance with the shareholder's instructions thereon. Any proxy may be revoked at any time before it is voted at the meeting by providing the Secretary of the Company with notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, a proxy will be voted "For" the election of all nominees for directors, "For" ratification of Mr. Finneran's warrant issuance and otherwise in accordance with the best judgment of the proxies named in the proxy card. The persons named as proxies intend to vote in accordance with their discretion on any other matters which may properly come before the Annual Meeting. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and vote. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person if they so desire.

Only holders of record of the Company's Common Stock, $.01 par value, at the close of business April 30, 1997 are entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 2,275,933 shares of Common Stock of the Company. Each outstanding share is entitled to one vote at the Annual Meeting.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 31, 1997, the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock.


Name and Address of                   Number of Shares           Percent
Beneficial Owner                      Owned                      of Class
Robert L. Cooney                      2,500                      .1%

Cramer Rosenthal McGlynn, Inc.        168,300 (6)                7.4%
520 Madison Avenue
New York, NY 10022

John J. Delucca                       28,000 (2)                 1.2%

EDCO Partners LLLP		                  195,053 (6)                8.6%
4605 Denice Drive
Englewood, CO 80111

William B. Finneran                   1,365,045 (1)(6)           48.6%
World Financial Center
34th Floor
New York, NY 10281

Jay R. Hanamann                       81,944 (4)                 3.5%

Alan J. Kastelic                      163,889 (5)                6.9%

Mary E. McCormack                     200,000 (3)                8.1%

Jay J. Miller                         18,000 (2)                 .8%

All directors and executive
officers as a group
(7 in number)                         1,859,378 (7)              57.9%

(1) Includes a warrant to purchase 500,000 shares of Common Stock and currently exercisable stock options to purchase 35,000 shares which options expire June 4, 1998, but does not include 4,740 shares owned by two Uniform Gifts to Minors Act accounts, each for the benefit of one of Mr. Finneran's children; Mr. Finneran disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.

(2) Includes currently exercisable stock options to purchase 18,000 shares of Common Stock.

(3) Includes a currently exercisable stock option to purchase 200,000 shares of Common Stock.

(4) Includes stock option to purchase 48,611 shares which vests on June 21, 1997.

(5) Includes stock option to purchase 97,222 shares which vests on June 21, 1997.

(6)	Based on information set forth in indicated party's Schedule 13D or 13G as filed with the Securities and  Exchange Commission and the Company in 1996.

(7)	Assumes the exercise of certain options and the warrant which would increase the outstanding shares to 3,210,766 shares.

ELECTION OF DIRECTORS

General
Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock of the Company), the favorable vote of the holders of a plurality of the shares of the Company's common stock present and voting at the Annual Meeting for the election of each nominee is required for his or her election. For this purpose, "plurality" means the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Therefore, any shares of Common Stock which are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors at the Annual Meeting.

The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six. The shares represented by proxies submitted will be voted for the election as directors of the persons named below unless authority to do so is withheld. The directors elected will hold office until the Compnay's next annual meeting of shareholders or until their respective successors are duly elected. If any nominee is unable to serve as a director prior to the Annual Meeting, then all submitted proxies will be voted for a substitute nominee selected by the Board and the others named below, unless authority to vote for such replaced director or all directors was withheld.

                                                               Director
Name                    Company Office(s)                      Since    Age
William B. Finneran     Chairman of the Board and Director     1991     56

Robert L. Cooney        Director Nominee                       -        63

John J. Delucca         Director (1)                           1991     53

Alan J. Kastelic        Director Nominee, President and Chief  -        53
                        Executive, Officer of Construction
                        Forms, Inc.

Mary E. McCormack       President, Chief Executive Officer     1995     43
                        and Director

Jay J. Miller           Director (1)                           1991     64

(1)  Member of the Compensation Committee and Audit Committee.


William B. Finneran is a Managing Director of Oppenheimer & Co., Inc., an investment banking firm, with which he has been associated since 1972. Mr. Finneran is a Director of National Planning Association, a non-profit advisory board and Covenant House, a non-profit charitable institution. Mr. Finneran was elected Chairman of the Board of the Company in November 1991.

Robert L. Cooney is a Partner of Cooney, Schroeder & Co., a consulting firm which he co-founded in February 1997. Mr. Cooney was a Managing Director-Equity Capital Markets at CS First Boston from 1977 to January 1997. Prior to joining CS First Boston, he was a Senior Vice President, Director and Equity Sales Manager at Wertheim & Co. from 1973 to 1977 and Vice President, Director and Equity Sales Manager at Mitchell, Hutchins & Co. from 1967 to 1973. Mr. Cooney began his career at The First Boston Corporation where he was an Assistant Vice President in the government securities department from 1962 to 1967. He also served as a Lieutenant in the United States Navy.

John J. Delucca is Senior Vice President and Treasurer of RJR Nabisco. Mr. Delucca was Chief Financial Officer of the Hascoe Association, a private investment company, from January 1991 to September 1993, President and Chief Financial Officer for The Lexington Group from October 1990 to January 1991, Senior Vice President of Finance and Managing Director of the Trump Group from May 1988 to October 1990, and Senior Vice President of Finance for International Controls Corporation from April 1986 to May 1988. Mr. Delucca is a Director of Enzo Biochem, Inc., a genetic research/testing company.

Alan J. Kastelic was appointed President and Chief Executive Officer of Construction Forms, Inc. on June 21, 1996 when Construction Forms, Inc. was acquired by the Company. Mr. Kastelic had previously been Executive Vice President and Chief Operating Officer of Construction Forms, Inc. which he joined in 1977. Prior to joining Construction Forms, Mr. Kastelic was Manufacturing Manager at Badger Dynamics and Chief Cost Accountant, Material Control Manager and Manager of Manufacturing at the PCM Division of Koehring Corporation.

Mary E. McCormack was appointed President and Chief Executive Officer of the Company on February 1, 1995. Prior to joining the Company, Ms. McCormack was a Managing Director of Beechtree Capital Partners, Inc. a boutique merchant banking firm which she co-founded in 1989. From 1983 to 1989, she served in a variety of capacities for the investment banking and brokerage firm of Advest, Inc., most recently as Vice President-Corporate Finance. Ms. McCormack is a Director of Star International Holdings, Inc., a manufacturer of commercial cooking appliances, and the Junior League of Central Westchester, a non-profit charitable institution.

Jay J. Miller has been a practicing attorney in the State of New York for
more than 30 years.   Mr. Miller is a director of Total-Tel USA
Communications, Inc., a provider of long distance telephone service, and Vestro Natural Foods, Inc., a specialty food manufacturer and distributor. He is currently serving as Chairman of the Board of AmTrust Pacific Ltd., a New Zealand property company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL DIRECTOR NOMINEES SET FORTH ABOVE.

Committees, Meetings and Attendance

The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee; the Board as a whole performs this function.

The Audit Committee, which met once during the year ended January 31, 1997, recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors the scope and results of audits, and approves and reviews any nonaudit services performed by the Company's independent auditing firm.

The Compensation Committee, which met once during the year ended January 31, 1997, establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans and responds to Securities and Exchange Commission requirements on compensation committee reports.

The Board of Directors of the Company held four meetings during the year ended January 31, 1997. Each director who as a director during the year ended January 31, 1997 attended all of the meetings of the Board of Directors and committees on which he or she serves.

Director Compensation

Directors who are not executive officers of the Company each received an annual retainer of $5,000 through December 1996. The annual retainer was increased to $15,000 in January 1997. Directors of the Company do not receive additional compensation for attendance at Board of Director meetings or committee meetings. Mr. Finneran, Chairman of the Board, is not a full time employee of the Company; however, he has devoted considerable time to portfolio management, the search for an acquisition and consideration of the Company's current business operation. For 1996, Mr. Finneran received compensation of $50,000. The Compensation Committee believes Mr. Finneran's compensation is low given his experience and the results achieved. Accordingly, Mr. Finneran's compensation was increased to $100,000 beginning January 1, 1997. See also "Ratification of Stock Warrant Issued" below for information on a stock warrant issued in 1996 to Mr. Finneran, dependent upon the shareholders' ratification of such issuance at the Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and other named executives who earned in excess of $100,000 in fiscal 1996, as well as the total compensation paid to each named executive for the Company's two previous fiscal years:

                                                        Other         Options
Name and Principal                                      Annual        Granted
Principal Position    	 Year   	Salary($)  	Bonus($)    Compensation  (shares)
Mary E. McCormack     	 1996   	150,000   	 25,000      0             0
President and Chief     1995   	136,731     0           0             200,000
Executive Officer     	 1994    0           0           0             0

Alan J. Kastelic(1)     1996   	145,000   	 60,000      4,520 (2)     97,222
President and Chief   	 1995    0           0           0             0
Executive Officer of    1994    0           0           0             0
Construction Forms, Inc.

Jay R. Hanamann(1)    	 1996  	 84,000    	 40,000      3,720 (2)     48,611
Secretary, Treasurer  	 1995    0           0           0             0
and Chief Financial   	 1994    0           0           0             0
Officer

(1) Executives of acquired companies; compensation shown for the fiscal year ended January 31, 1997. Jay R. Hanamann became Chief Financial Officer and Treasurer of the Company on July 1, 1996 and became Secretary on December 3, 1996. Alan J. Kastelic was appointed President and Chief Executive Officer of Construction Forms, Inc. on June 21, 1996.

(2)  Represents the Company matching amount to the 401(k) Plan.

Option Grants in Last Fiscal Year

In connection with the acquisition of Construction Forms, Inc. and related entities, the Company granted ten year options to purchase an aggregate of 167,611 shares of Common Stock exercisable at $3.00 per share to the key management personnel, including Alan Kastelic and Jay Hanamann. Such options vest fully on June 21, 1997, the first anniversary of the closing of the acquisition. On the date of grant, the closing price for the Company's Common Stock was $7.50 per share.

Also in connection with the acquisition of Construction Forms, the Company issued to Mr. Finneran a ten year warrant to purchase 500,000 shares of the Company's Common Stock exercisable at $1.60 per share. See "Ratification of Stock Warrant Issued" section below for more information.

The following table sets forth information concerning the grant of stock options during fiscal 1996 to the named executive officers:

                               Percentage of
                               Total
                   Shares      Options
                   Underlying  Granted to                           Grant Date
                   Options     All Employees Exercise   Expiration  Present
Name               Granted     In 1996       Price (1)  Date        Value(2)
Mary E. McCormack	 --          --            --         --          --

Alan J. Kastelic   97,222      52.5%         $3.00      6/21/06     $5.65

Jay R. Hanamann    48,611      26.3%         $3.00      6/21/06     $5.65

(1) The exercise price of options is may be paid in cash, by delivering previously issued shares of Common Stock or any combination thereof.

(2) The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield, including the following: an assumed United States Treasury bond rate of 6.65%; stock price volatility of 53%; and a current dividend yield of 0%.

Option Exercised in Fiscal 1996 and Fiscal Year End Option Values

The following table summarizes options exercised during fiscal 1996 and presents the value of unexercised options held by the named executive officers at January 31, 1997. No options were exercised in fiscal 1996 by the named executive officers.

                                         Number of            Value of
                                         unexercised          unexercised
                                         options              option
                  Shares                 at fiscal year       at fiscal year
                  Acquired    Value      end (shares)         end ($)
                  on          realized   Exercisable (E)/     Exercisable (E)/
Name              exercise    ($)        Unexercisable (U)    Unexercisable (U)
Jay R. Hanamann   0           0          48,611  U            72,917 U (1)

Alan J. Kastelic  0           0          97,222  U            145,833 U (1)

Mary E. McCormack 0           0          133,334 E            66,667 E (1)
                                         66,667 U             33,333 U (1)

(1) Value was calculated by subtracting the respective option exercise price from the fair market value of the Common Stock on January 31, 1997 which was the closing sale price of $4.50 per share as reported by NASDAQ.

Benefit Plans

The Company has a noncontributory defined benefit pension plan, which relates to the acquired companies, covering substantially all full-time employees. The plan provides for benefits based on years of service and compensation.

The following table shows the estimated straight-life annuity benefit payable under the qualified retirement program to employees with the specified Maximum Average Salary(average salary during the five consecutive years that compensation was the highest within the last 10 years) and specified years of service upon retirement at age 65, after giving effect to adjustments for Covered Compensation:

Maximum				                	Years of Service
Average Salary(1)	  15    		20     		25	     	30	       35
125,000	            8,613   11,484   14,354   17,225	   17,225
150,000             10,863  14,484   18,104   21,725    21,725
175,000             11,763  15,684   19,604   23,525    23,525
200,000             11,763  15,684   19,604   23,525    23,525

(1) Section 401(a)(17) of the Internal Revenue Code limits the annual compensation which can be recognized in a qualified plan. The current limit for 1996 is $160,000.

(2) Section 414 of the Internal Revenue Code currently limits the annual benefits to $120,000 (estimated) for retirement under the Plan after December 31, 1993.

The 1996 compensation used to calculate the Maximum Average Salary and the number of years of credited service for Alan Kastelic were $144,000 and 20 years, respectively, and for Jay Hanamann were $83,000 and 6 years, respectively. All the other officers or directors are not covered by the Plan.

The Company also has a retirement savings and thrift plan (401(k) plan), which relates to the acquired companies, covering substantially all of its employees. For each employee contribution to the Plan of no more than 6% of the employee's compensation for a year, the Company matches one half of the employee 401(k) contribution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports concerning the ownership of the Company Common Stock with the Securities and Exchange Commission and the Company. The Company believes that Mr. Alan J. Kastelic inadvertently failed to file a Form 3 report with the Securities and Exchange Commission and the Company after his June 21, 1996 appointment as the President and Chief Executive Officer of ConForms. Mr. Kastelic has subsequently filed such report. The Company does not believe that any other director or executive officer of the Company has failed to timely file reports required by Section 16(a).

Compensation Committee Report on Executive Compensation

The Compensation Committee has submitted the following report for fiscal year 1996:

Ms. Mary E. McCormack was appointed President and Chief Executive Officer of the Company effective February 1, 1995, the date on which she was employed by the Company, under a three year employment agreement. In addition to cash compensation, Ms. McCormack received an option to purchase an aggregate of 200,000 shares of the Company's Common Stock under the 1986 Stock Option Plan exercisable at $4.00 per share, of which 33% was vested on the date of grant and 33% each on February 1, 1996 and February 1, 1997, respectively. At the 1995 Annual Meeting, the shareholders approved the grant.

Ms. McCormack's compensation package was heavily weighted to the incentive stock option to better identify her interests with those of the shareholders. Her cash compensation is considered to be in line with chief executive officers of comparably sized businesses. Her principal activities were identifying and negotiating an acquisition for the Company which was a successfully achieved in June 1996 with the acquisition of Construction Forms, Inc. and its affiliates. A bonus of $25,000 was paid to Ms. McCormack for her work in connection with the acquisition in fiscal 1996.

Employment and stock option agreements were negotiated with Alan J. Kastelic and Jay R. Hanamann at the time of the ConForm's acquisition. The two-year employment agreements provide for a minimum salary and bonus, as set forth in "Summary Compensation Table", and terms and conditions on which their employment can be terminated. The stock option agreements, as described above, were intended to provide such key personnel with a propriety interest in the Company and to better identify their interests with those of the Company's shareholders.

Other than with respect to shareholder approved stock options and warrants, the Committee does not anticipate taking any action to conform the Company's executive compensation policies with Internal Revenue Code Section 162(m).

Respectfully submitted,


John J. Delucca
Jay J. Miller

STOCK PERFORMANCE GRAPH

The graph in Exhibit 1 and the table below sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five fiscal years ended January 31, 1997, as well as an overall stock market index (S&P 500 Index) and the Company's peer group indices for the periods covered (S & P Diversified Manufacturers Index and S&P Electrical Equipment Industry Index). With the ConForm's acquisition, the peer group index was changed to the S & P Diversified Manufacturers Index because it more appropriately reflects the Company's core business.


                          		Annual Return Percentage
			       				              Years Ending
Company/Index			           	Jan93   	Jan94   	Jan95 	  Jan96   	Jan97
Edison Control Corporation	 3.25    	237.50	  (25.93)	 (5.00)	  (5.26)
S&P 500 Index		           		10.58	   12.88	   0.53	    38.67	   26.34
Electrical Equipment-500		 	10.85	   22.48	   0.77	    47.08	   33.88
Manufacturing(Divers)-500		 7.45	    23.73	   (0.13)	  46.57	   32.34

                    	  		 	Base		   Indexed Returns
                    		   		Period	  Years Ending
Company/Index		           	Jan92   	Jan93	   Jan94  	 Jan95  	Jan96	   Jan97
Edison Control Corporation	100	     103.25  	348.48  	258.13 	245.22	  232.32
S&P 500 Index           			100     	110.58  	124.82  	125.48	 174.00	  219.83
Electrical Equipment-500		 100     	110.85	  135.77   136.82 	201.24  	269.42
Manufacturing(Divers)-500 	100     	107.45	  132.95  	132.78	 194.61	  257.55

Table prepared by Standard & Poor's Compustat Custom Business Unit



RATIFICATION OF STOCK WARRANT ISSUED

In June, 1996, the Company borrowed $6,800,000 from Bank Audi USA of New York ("Bank Audi"). The proceeds of the Bank Audi loan, together with the Company's own resources and a loan from LaSalle National Bank of Milwaukee ("LaSalle"), to consummate the Company's acquisition of all of the issued and outstanding stock of Construction Forms, Inc. and its affiliates. The Bank Audi loan is a long-term facility which is subordinated to the LaSalle borrowing. In connection with the Bank Audi loan, Mr. William Finneran, Chairman of the Board and a principal shareholder of the Company, provided collateral to Bank Audi to support his guarantee of repayment of the principal and interest on the loan. Mr. Finneran's guarantee is limited to the value of the collateral. This arrangement was made by Mr. Finneran, at the Company's request, to reduce the Company's cost of borrowed funds from that which would have otherwise been available from an unaffiliated "mezzanine" lender. In consideration of his providing the guarantee, the Company issued to Mr. Finneran a ten-year warrant to purchase 500,000 shares of the Company's Common Stock exercisable at $1.60 per share (See Exhibit 2). At the time the transaction was negotiated in April 1996, the Company's Common Stock was $4.00 per share and on the date the acquisition was consummated on June 21, 1996, the closing price in said market for the Company's Common Stock was $7.50 per share. In approving the transaction, the Board of Directors received an opinion of Commonwealth Associates, an independent investment banking firm, that the Warrant issued to Mr. Finneran for the limited guarantee and collateral was fair, from a financial point of view, to the holders of the Company's Common Stock. Shareholders of the Company are being asked to ratify and approve the grant of the warrant to Mr. Finneran. Prior to such approval, the warrant will not be exercised by Mr. Finneran and, if the shareholders of the Company do not ratify the issuance, the warrant will be canceled. In the event the warrant is canceled, the Company intends to negotiate in good faith with Mr. Finneran to provide substitute compensation for his guarantee, the amount and method of payment of which are not now known.

The granting of the warrant did not produce taxable income to Mr. Finneran or a tax deduction for the Company. Taxable ordinary income will be recognized by the holder at the time of exercise in an amount equal to the excess of fair market value of the warrant purchased at the time of such exercise over the aggregate warrant price. The Company will be entitled to a corresponding tax deduction. Upon a subsequent taxable disposition of the shares, a taxable capital gain or loss will be recognized Mr. Finneran. The taxable income resulting from the exercise of the warrant will constitute wages subject to the withholding of income tax.

For accounting and financial reporting purposes, the difference between the warrant exercise price and the fair market value of the Common Stock at the time the transaction was negotiated multiplied by the number of shares subject to acquisition is being amortized over the three year term of the subordinated debt.

Mr. Finneran will vote his shares in the same proportions that the other shareholders of the Company vote their shares on this proposal. Accordingly, a favorable vote by a majority of the votes cast by shareholders other than Mr. Finneran is necessary for approval of this proposal.

THE BOARD OF DIRECTORS BELIEVES THAT THE ISSUANCE OF THE WARRANT TO MR. FINNERAN WAS BENEFICIAL TO THE COMPANY AND FAIR TO THE SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ISSUANCE OF THE WARRANT AS DESCRIBED ABOVE.

GENERAL

Proposals of shareholders intended to be presented for action at the 1998 Annual Meeting of Shareholders must be received at the Company's offices no later than January 2, 1998 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting. The terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 will apply to any such submission.

The Annual Report of the Company for the fiscal year ended January 31, 1997, including financial statements (the "Annual Report"), and Form 10-K(Without Exhibits) was mailed to shareholders together with this Proxy Statement on or about May 1, 1997. No part of such Annual Report shall be regarded as proxy soliciting material or a communication by means of which any solicitation was being or is to be made.

On November 15, 1996, following consultation with the Board of Directors of the Company, management of the Company dismissed the Company's independent auditors, Ernst and Young LLP ("E & Y"), effective as of such date. On the same date, management of the Company engaged Deloittee & Touche LLP
("D & T"), the acquired companies auditors, as the Company's independent auditors.

The E & Y reports on the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1995 and 1994 and the subsequent interim period preceding dismissal, the Company has not had any disagreements with E & Y on any matter of accounting principle or practices, financial statement disclosure or auditing scope of procedures which, if not resolved to the satisfaction of E & Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

D & T, which firm has served as auditor for the Company's fiscal year ended January 31, 1997 and the one month transition period ended January 31, 1996, has indicated that it expects to have a representative present at the Annual Meeting. The representative will be afforded the opportunity to make a statement, if he desires, and will be available to appropriate shareholder questions.

The solicitation of proxies in the accompanying form is made by the Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy material to their principals.

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the meeting, but if any other matters properly come before the meeting, it is intended that the persons voting the accompany proxy will vote the shares represented thereby in accordance with their best judgment.

It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States.

By Order of the Board of Directors.

Jay R. Hanamann
Secretary

May 1, 1997

EDISON CONTROL CORPORATION
1997 ANNUAL MEETING OF SHAREHOLDERS - JUNE 10, 1997
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terri Lopez and Jean Helm, and each of or either of them as proxies, each with the power to appoint his/her substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Common Stock of Edison Control Corporation held of record by the undersigned on April 30, 1997 at the 1997 Annual Meeting of Shareholders scheduled to be held on June 10, 1997 and any adjournment thereof.

1. Election of Directors

[ ] FOR all nominees listed below (except as marked to the contrary)

[ ] WITHHOLD authority to vote for all nominees listed below

William B. Finneran, Robert L. Cooney, John J. Delucca, Alan J. Kastelic,
 Mary E. McCormack and Jay J. Miller

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.


2. Ratification of warrant issued to William B. Finneran

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

3. In their discrection, upon such other business as may properly come before the meeting and at any adjourment thereof.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the specified director nominee, FOR ratifiction of the warrant issuance to William B. Finneran, and on such other business as may properly come before the meeting in accordance with the best judgement of the proxies named herein.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Company's 1997 Annual Meeting of Shareholders, and the Company's 1996 Annual Report.

Dated                        ,1997

Signed

(Signature(s) of Shareholder(s))

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this proxy card immediately using the enclosed envelope.